Exhibit 99.1

January 13, 2014

Raptor Announces Full Enrollment of Phase 2b Trial of RP103 for Non-Alcoholic Fatty Liver Disease in Children

NOVATO, Calif., Jan. 13, 2014 (GLOBE NEWSWIRE) -- Raptor Pharmaceutical Corp. (Nasdaq:RPTP) today announced that its Phase 2b clinical trial, to evaluate the safety and potential efficacy of RP103 delayed-release cysteamine bitartrate as a prospective treatment of non-alcoholic fatty liver disease (NAFLD) in children, has met its enrollment target.

Raptor is conducting this trial in cooperation with the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK), part of the National Institutes of Health, under a Cooperative Research and Development Agreement (CRADA). The trial, called Cysteamine Bitartrate Delayed-Release for the Treatment of Non-alcoholic Fatty Liver Disease in Children (CyNCh), has enrolled 160 pediatric participants at ten U.S. centers in the NIDDK-sponsored NASH Clinical Research Network. NIDDK and Raptor are sharing development costs related to the CyNCh study.

The primary objective of this randomized, multicenter, double-blind, placebo-controlled Phase 2b clinical trial in children 8 to 17 years old is to evaluate whether 52 weeks of treatment with RP103 in pediatric patients with biopsy-confirmed moderate to severe NAFLD reverses damage caused by the condition as measured by changes in NAFLD Activity Score (NAS), a rating scale based on histological measurement of disease severity. Secondary endpoints will include, among others, blood markers for liver health including alanine transaminase (ALT) and aspartate transaminase (AST), and safety and tolerability will be assessed. Full results from the Phase 2b CyNCh trial are expected in the first half of 2015.

The CyNCh clinical trial follows the results of an open-label Phase 2a clinical trial which was conducted under a collaboration agreement between Raptor and the University of California, San Diego (UC San Diego) at UC San Diego's General Clinical Research Center. The Phase 2a clinical trial involved children with biopsy-confirmed diagnosis of moderate to severe NAFLD and baseline ALT and AST measurements at least twice that of normal levels. These patients received a prototype of RP103 twice daily for six months, followed by a six-month post-treatment monitoring period. Among all patients there was a mean 54% reduction in ALT (p=0.004), meeting the pre-defined primary endpoint of at least 50% ALT reduction from baseline. In addition, patients saw improvements in secondary endpoints including AST (41% avg reduction, p=0.02), cytokeratin 18 (45% avg reduction, p=0.026), and adiponectin (35% avg reduction, p=0.023). Serum transaminases were measured following drug withdrawal and the reductions in ALT and AST persisted during the 6 month post-treatment phase.

About NAFLD

NAFLD affects approximately 30 percent of adult Americans and 13% of all children in western populations. It occurs in patients who drink little or no alcohol, and is the most common cause of chronic liver disease in North America. Although most patients are asymptomatic and feel healthy in early phases of the disease, NAFLD causes decreased liver function and can lead to cirrhosis, liver failure and end-stage liver disease. While NAFLD is most common in insulin-resistant obese adults with diabetes and abnormal serum lipid profiles, its prevalence is increasing among juveniles as obesity rates rise within this patient population. There are no currently approved drug therapies for NAFLD; patients are limited to lifestyle changes such as diet, exercise and weight reduction to manage the disease.

About Raptor Pharmaceutical

Raptor Pharmaceutical Corp. is a biopharmaceutical company focused on developing and commercializing life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company's first product, PROCYSBI® (cysteamine bitartrate) delayed-release capsules, is FDA approved for the management of nephropathic cystinosis in adults and children 6 years and older. The product is also approved by the European Commission for marketing in the EU as PROCYSBI® gastro-resistant hard capsules of cysteamine (mercaptamine bitartrate), for the treatment of proven nephropathic cystinosis. Raptor's pipeline also includes RP103 in a Phase 2/3 trial for Huntington's disease, and a phase 2 program in Leigh's syndrome and other mitochondrial diseases. PROCYSBI was granted orphan designation and exclusivity for nephropathic cystinosis in the U.S. and EU and RP103 has received U.S. orphan drug designation for Huntington's disease. A request for orphan designation for Leigh Syndrome has been submitted to the FDA. For additional information, please visit www.raptorpharma.com.

About PROCYSBI (cysteamine bitartrate) delayed-release capsules

PROCYSBI is a cystine depleting agent that is approved in the U.S. for the management of nephropathic cystinosis in adults and children ages 6 years and older. It is contraindicated in patients with a hypersensitivity to penicillamine. The most commonly reported side effects are vomiting, abdominal pain/discomfort, headaches, nausea, diarrhea, anorexia/decreased appetite, breath odor, fatigue, dizziness, skin odor and rash. For additional information on PROCYSBI, including full prescribing information, please visit www.procysbi.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," "projected" and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, quotes from management and statements regarding the projected number of patients by the end of 2013 and projected net product sales, the timing of top-line data from the Phase 2/3 study of PROCYSBI (RP103) in Huntington's disease and the pediatric non-alcoholic fatty liver disease trial, Raptor's business strategy and use of cash through at least the end of 2014. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: market acceptance and sales of PROCYSBI in the U.S. and the EU; Raptor's ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor's reliance on a single active pharmaceutical ingredient supplier, a single third-party manufacturer and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor's ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor's ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in the company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's transition report for the four months ended December 31, 2012 on Form 10-KT filed with the SEC on March 14, 2013, as amended, and Raptor's Quarterly Report on Form 10-Q filed with the SEC on August 9, 2013, which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

      CONTACT: Georgia Erbez
         Chief Financial Officer
         Raptor Pharmaceutical Corp.
         (415) 408-6231
         gerbez@raptorpharma.com

         INVESTOR CONTACTS:
         Westwicke Partners, LLC
         Stefan Loren, Ph.D.
         Managing Director
         (443) 213-0507
         sloren@westwicke.com

         Robert H. Uhl
         Managing Director
         (858) 356-5932
         robert.uhl@westwicke.com

         MEDIA CONTACT:

         Carolyn Hawley
         Canale Communications
         (619) 849-5375
         carolyn@canalecomm.com